ASSIGNMENT AGREEMENT

THIS ASSIGNMENT AGREEMENT made as of October 15, 2012
AMONG:

MID AMERICAS CORP., a corporation incorporated under the laws of the country of Belize and having an office at Cor 12 Baymen Ave and Calle Al Mar, Belize City, Belize

("Mid America")

AND:

SWINGPLANE VENTURES, INC., a corporation incorporated under the laws of the State of Nevada and having an office at Punta Pacifica, Torres de las Americas, Piso 15, Torre A, Panama

 ("Swingplane")

WHEREAS:

A.
Mid America is a party to an option agreement dated April 23, 2012 (the “Original Property Agreement”) appended hereto as Schedule A and Amendment number 1 to the Original Property Agreement dated July 27, 2012 , appended hereto as Schedule B and amendment number 2 dated September 27, 2012 appended hereto as Schedule C (Amendment 1 and 2 are collectively the “Amendments”) to the Original Property Agreement pursuant to which Gunter Stromberger and Elsa Dorila Duarte Horta granted Mid America an option to acquire a 75% interest in certain mining concessions in Chile more particularly described in Schedule  “A” of the Original Property Agreement (the “Property”);

B.	Mid America wishes to transfer its rights in the Original Property Agreement and the Property to Swingplane in accordance with the terms of this Agreement.

NOW THEREFORE in consideration of the premises and mutual covenants and agreements herein contained, the parties agree as follows:

SECTION 1. - INTERPRETATION 1.1 Definitions. In this Agreement:
(a)
“Shares” means fully paid and non-assessable common shares in the capital of Assignee, issued pursuant to exemptions from registration and prospectus requirements contained in the United States Securities Act of 1933 and the rules and regulations promulgated thereunder, which Shares shall contain such restrictive legends regarding applicable hold periods as required by such securities laws.

(b)	“Dollar(s)” or “$” shall mean currency of the United States.

SECTION 2. - REPRESENTATIONS AND WARRANTIES

2.1           Swingplane hereby represents and warrants to Mid America that:

(a)	it is a corporation duly incorporated and organized and validly existing under the State of Nevada;

(b)
it has full corporate power, authority and capacity to enter into this Agreement and to carry out its obligations under this Agreement and is qualified to carry on business in its jurisdiction of incorporation;

(c)	it has been duly authorized to enter into, and to carry out its obligations under, this Agreement and no obligation of it in this Agreement conflicts with or will result in the breach of any term in:

(i)           its notice of articles or articles; or

(ii)           any other agreement to which it is a party.

2.2           Mid America hereby represents and warrants to Swingplane that:

(a)	it is a corporation duly incorporated and organized and validly existing under the country of Belize, Central America;

(b)
it has full corporate power, authority and capacity to enter into this Agreement and to carry out its obligations under this Agreement and is qualified to carry on business in its jurisdiction of incorporation;

(c)	it has been duly authorized to enter into, and to carry out its obligations under, this Agreement and no obligation of it in this Agreement conflicts with or will result in the breach of any term in:

(i)            its notice of articles or articles; or

(ii)            any other agreement to which it is a party;

(d)
Mid America has to the date of this Agreement paid a total of $700,000 to Gunter Stromberger and Elsa Dorila Duarte Horta as required under the Original Property Agreement and shall pay an additional $250,000 to Gunter Stromberger and Elsa Dorila Duarte Horta as required under the Amendments;

(e)
Mid America acknowledges and agrees that the Shares will be issued in accordance with Regulation S and all applicable securities laws and will be subject to hold periods and restrictions on resale in accordance with applicable securities laws and it is Mid America’s responsibility to determine what those hold periods and restrictions are before selling or otherwise transferring any Shares.

2.3           Each party's representations and warranties set out above will be relied on by the other party in entering into the Agreement and shall survive the execution and delivery of the Agreement. Each Party shall indemnify and hold harmless the other party for any loss, cost, expense, claim or damage, including legal fees and disbursements, suffered or incurred by the other party at any time as a result of any misrepresentation or breach of warranty arising under the Agreement.

SECTION 3. – GRANT AND PAYMENTS

3.1           Mid America hereby grants to Swingplane the sole and exclusive option to acquire all of Mid America’s right, title and interest in the Property, subject only to the consent of Gunter Stromberger and Elsa Dorila Duarte Horta to be delivered by Mid America to Swingplane on or before October 20, 2012, and hereby grants to Swingplane those rights more particularly described in the Original Property Agreement and the Amendments thereto.

3.2           In consideration of the transfer of the rights to the Option by Mid Americas, Swingplane will issue a total of 300,000,000 shares of its common stock to Mid Americas or its directed assignees, of which a total of 10,000,000 shares of common stock to be issued to Mid Americas shall be included for registration in the registration statement defined in 3.4 below;

3.3           As additional consideration, Swingplane shall cause the cancellation of a total of 337,500,000 of its common stock currently held by its sole officer and director;

3.4           Swingplane agrees to file a registration statement  with the requisite regulatory authorities to raise  up to $10,000,000 by way of the sale of up to 40,000,000 shares of the common stock of Swingplane,  of which no less than seventy-five percent of the funds raised under such registration statement shall be used to fund the required payments under the Original Property Agreement and the Amendments thereto;

3.4           Swingplane will have the right to terminate this Agreement at any time up to the date of the final payment by giving notice in writing of such termination to Mid America, and in the event of such termination, this Agreement will be of no further force and effect and the Original Property Agreement and the Amendments thereto shall revert to Mid America.

 SECTION 4. - CONFIDENTIALITY

4.1           All matters concerning the execution and contents of this Agreement and the Property shall be treated as and kept confidential by the parties and there shall be no public release of any information concerning the Property, except as required by applicable securities laws, the rules of any stock exchange on which a party's shares are listed or other applicable laws or regulations, without the prior written consent of the other party, such consent not to be unreasonably withheld. Notwithstanding the foregoing, the parties are entitled to disclose confidential information to prospective investors or lenders, who shall be required to keep all such confidential information confidential.

SECTION 5. - TERMINATION

5.1           In addition to any other termination provisions contained in this Agreement, this Agreement shall terminate if Swingplane should be in default in performing any requirement herein set forth or any requirement under the Original Property Agreement and the Amendments thereto and has failed to cure such default within 30 days after the receipt of a notice of default by Mid America.

SECTION 6 - OPERATOR

6.1    During the term of this Agreement, Swingplane  shall have the right to appoint the operator for purposes of developing and executing exploration programs on the Property.

SECTION 7 - GENERAL

7.1           Assignment.  Any assignment of any rights under this Agreement or in the Property shall be effected by delivering notice to that effect to the other party provided the assignee agrees in writing to be bound by the terms of this Agreement and the Original Property Agreement and Amendments thereto. No party shall be entitled to assign this Agreement or any rights hereunder in the Property without the prior written consent of the other party, such consent not to be unreasonably withheld. For greater certainty, nothing herein shall prevent any party from entering into any corporate reorganization, merger, amalgamation, takeover bid, plan of arrangement, or any other such corporate transaction which has the effect of, directly or indirectly, selling, assigning, transferring, or otherwise disposing of all or a part of the rights under this Agreement to a purchaser.  The parties acknowledge that Swingplane may incorporate a subsidiary in Chile and shall assign all rights to such subsidiary and that no approvals save for those required by Gunter Stromberger and Elsa Dorila Duarte Horta under the Original Property Agreement shall be required.

7.2           Binding.  This Agreement inures to the benefit of and binds the parties and their respective successors and permitted assigns.

7.3           Further Assurances.  Each party shall from time to time promptly execute and deliver all further documents and take all further action reasonably necessary or desirable to give effect to the terms and intent of this Agreement.

7.4           Amendment.  No amendment, supplement or restatement of any term of this Agreement is binding unless it is in writing and signed by both parties.

7.5           Notice.  Any notice or other communication required or permitted to be given under this Agreement must be in writing and shall be effectively given if delivered personally or by overnight courier or if sent by fax, addressed in the case of notice to Aldrin, Ryanwood or Universal, as the case may be, to its address set out on the first page of this Agreement. Any notice or other communication so given is deemed conclusively to have been given and received on the day of delivery when so personally delivered, on the day following the sending thereof by overnight courier.

7.6           Counterparts. This Agreement may be executed by facsimile and in any number of counterparts, each of which shall constitute one and the same agreement.

7.7           Severability. If any term of this Agreement is or becomes illegal, invalid or unenforceable, that term shall not affect the legality, validity or enforceability of the remaining terms of this Agreement.

7.8           Schedules. The schedules referenced herein and attached to this Agreement, are incorporated into and form part of this Agreement.

7.9Time. Time is of the essence of this Agreement.

7.10           Governing Law. This Agreement shall be governed by and shall be construed and interpreted in accordance with the laws of the State of Nevada.

7.11           Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter herein and supersedes all prior arrangements, negotiations, discussions, undertakings, representations, warranties and understandings, whether written or verbal.

(END OF PAGE)

The parties hereto intending to be legally bound have executed this Agreement as of the date and year first written above.

MID AMERICAS CORP.

Per:
Authorized Signatory

SWINGPLANE VENTURES, INC.

Per:
Authorized Signatory

Schedule “A”
Original Property Agreement

MINING OPTION AGREEMENT

(Algarrobo Property)

THIS MINING OPTION AGREEMENT made as of                                                                                                23rd of April, 2012 (the “Agreement”);

BY AND BETWEEN:

GUNTER STROMBERGER, an individual with an address of Yerbas Buenas 460, Piso 2,  Copiapo, Chile.

ELSA DORILA DUARTE HORTA, an individual with an address of Yerbas Buenas 460, Piso 2, Copiapo, Chile.

 (the “ Optionors”)

OF THE FIRST PART

AND:

MID AMERICAS CORP., a company to be incorporated pursuant to the laws of Belize having an address of Cor 12 Baymen Avenue and Calle Al Mar, Belize City, Belize.

 (the “Optionee”)

OF THE SECOND PART

Collectively (the “Parties”)

BACKGROUND

A.	The Optionors is the beneficial owner of the concessions comprising the Property more particularly detailed on Schedule A appended hereto (the Property”).

B.	The Optionee wishes to option the Property from the Optionors.

In consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged by each of the parties) the parties hereto covenant and agree each with the other as follows:

1.           Interpretation

1.1.           Definitions.  In this Agreement:

(a)
“Acts” means all legislation, as amended from time to time, of the jurisdiction in which the Property is located, applicable to the Property, including title to, and Mining Operations on, the Property.

(b)	“Agreement” means this agreement, including the recitals, and schedules, all as amended, supplemented or restated from time to time.

(c)	“Business Day” means a day other than a Saturday, Sunday or statutory holiday in the country of Chile

(d)
“Effective Date” means the date that the legal due diligence, satisfactory to the Optionee, shall be delivered to the Optionee, but in any event no later than 30 days for the execution date of this Agreement.

(e)	“Encumbrances” means security interests, liens, royalties, charges, mortgages, pledges and encumbrances of any nature or kind whatsoever, whether written or oral, direct or indirect.

(f)
“Expenditures” means all costs, expenses and charges, direct or indirect, of or incidental to the Mining Operations incurred by the Optionee, which costs, expenses and charges shall be determined in accordance with the Optionee’s accounting practices applicable from time to time to the extent that those practices are consistent with Chilean generally accepted accounting principles.

(g)
“Government” means any federal, provincial, regional, municipal or other government, governmental department, regulatory authority, commission, board, bureau, agency or instrumentality that have lawful authority to regulate or administer or govern a business, property or affairs of any person, and for the purposes of this Agreement also includes any corporation or other entity owned or controlled by any of the foregoing and any stock exchange in which shares of a party are listed for trading.

(h)	“MDU” means map designated unit.

(i)	“Minerals” means the end products produced or derived from operating the Property as a mine.

(j)
“Mining Operations” means every kind of work done on or in respect of the Property or the Minerals derived from the Property during the Option Period by or under the direction of the Optionee including, without limiting the generality of the foregoing, the work of assessment, geophysical, geochemical and geological surveys, studies and mapping, investigating, drilling, assaying, prospecting, designing, examining, equipping, improving, surveying, shaft-sinking, raising, cross-cutting and drifting, searching for, digging, trucking, sampling, working and procuring minerals, ores and metals, surveying and bringing any mining concessions to lease or patent, reclaiming and all other work usually considered to be prospecting, exploration, development, mining and reclamation work; in paying wages and salaries of workers engaged in the work and in supplying food, lodging, transportation and other reasonable needs of the workers; in paying assessments or premiums for workers' compensation insurance, contributions for unemployment insurance or other pay allowances or benefits customarily paid in the district to those workers; in paying rentals, licence renewal fees, taxes and other governmental charges required to keep the Property in good standing; in purchasing or renting plant, buildings, machinery, tools, appliances, equipment or supplies and in installing, erecting, detaching and removing them; mining, milling, concentrating, rehabilitation, reclamation, and environmental protections and in the management of any work which may be done on the Property or in any other respect necessary for the due carrying out of the prospecting, exploration and development work.

(k)	“Operator” shall be Optionee, who may appoint a designated party to undertake its duties and has the meaning as set out in Schedule “B” appended hereto.

(l)	“Option” has the meaning set out in Section 3.1 of this Agreement.

(m)
“Option Period” means the period commencing on the Effective Date and ending on the earlier of the date on which all of the required payments under Section 3.2 are made, and the date on which the Option is terminated or lapses in accordance with this Agreement.

(n)	“Permitted Encumbrance” means

(i)
easements, rights of way, servitudes or other similar rights in land including, without limiting the generality of the foregoing, rights of way and servitudes for railways, sewers, drains, gas and oil pipelines, gas and water mains, electrical light, power, telephone, telegraph or cable television conduits, poles, wires and cables;

(ii)
the right reserved to or vested in any Government or Regulatory Authority or other public authority by the terms of any or by any statutory provision, to terminate, revoke or forfeit any of the lease or mining concessions or to require annual or other periodic payments as a condition of the continuance thereof;

(iii)
rights reserved to or vested in any municipality or governmental, statutory or public authority to control or regulate in any manner, and all applicable laws, rules and orders of any governmental authority;

(iv)	a three year lease granted to Santos Barraza of approximately 20 hectares of the Claim 5B Robles, more particularly described on Schedule A, hereto.

the reservations, limitations, provisos and conditions in any original grants from the Crown or interests therein and statutory exceptions to title.

(o)
“Property” means all of the subject concessions in the  (property description goes in here)more particularly described in Scheduled “A” attached hereto, and, when the context so implies, the lands and premises subject thereto, and includes any replacement or successor permit or concessions, and all mining leases and other mining interests derived from any such permit covering the same area of land.

1.2.           Headings.  The division of this Agreement into Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.  The terms “this Agreement”, “hereof”, “hereunder” and similar expressions refer to this Agreement and not to any particular Article, Section or other portion hereof and includes any variation or amendment hereto from time to time and any agreement supplemental hereto.  Unless something in the subject matter or context is inconsistent therewith, references herein to Articles and Sections are to Articles and Sections of this Agreement.

1.3.           Legislation.  Any reference to a provision in any legislation is a reference to that provision as now enacted, and as amended, re-enacted or replaced from time to time, and in the event of such amendment, re-enactment or replacement of any reference to that provision shall be read as referring to such amended, re-enacted or replaced provision.

1.4.           Extended Meanings.  In this Agreement words importing the singular number only shall include the plural and vice versa, words importing the masculine gender shall include the feminine and neuter genders and vice versa and words importing persons shall include individuals, partnerships, associations, trusts, unincorporated organizations and corporations. All references to mineral concessions shall include map designated units.

1.5.           Currency.  All references to currency herein are to lawful money of the U.S, unless otherwise specified.

1.6.           Non-Merger. The provisions contained in this Agreement shall survive the Effective Date and the completion of the transactions contemplated by this Agreement and shall not merge in any conveyance, transfer, assignment, novation agreement or other document or instrument delivered pursuant hereto or in connection herewith.

1.7.           Construction Clause. This Agreement has been negotiated and approved by the parties hereto, who may have retained independent counsel and, notwithstanding any rule or maxim of construction to the contrary, any ambiguity or uncertainty will not be construed against any party hereto by reason of the authorship of any of the provisions hereof.

1.8.           No partnership. Nothing contained in this Agreement shall be construed as creating a partnership of any kind or as imposing on any party any partnership duty, obligation or liability to any other party.

2.           Representations, Warranties and Covenants

2.1.           Representations, Warranties and Covenants of the Optionors.  The Optionors represent, warrant and covenant to the Optionee that:

(a)
the Optionors have good and sufficient authority to enter into and deliver this Agreement and to transfer their respective legal and beneficial interests in the Property as required under this Agreement to the Optionee;

(b)
there is no contract, option or any other right of another form binding upon the Optionors to option, sell, transfer, assign, pledge, charge, mortgage, explore or in any other way option, dispose of or encumber all or part of the Property or any portion thereof or interest therein other than pursuant to the provisions of this Agreement;

(c)
the execution, delivery and performance of this Agreement by the Optionors, and the consummation of the transactions herein contemplated will not (i) violate or conflict with any term or provision of any agreements in regard to the property entered into by the Optionors; (ii) violate or conflict with any term or provision of any order of any court, Government or Regulatory Authority or any law or regulation of any jurisdiction in which the Optionors’s business is carried on; or (iii) conflict with, accelerate the performance required by or result in the breach of any agreement to which it is a party or by which it is currently bound;

(d)
the Optionors are the beneficial owner of 100% of the right, title and working interest in and to the Property, asdisclosed on Schedule A hereto, which, to the best of the Optionors’s knowledge without having made any inquiries, is free and clear of all Encumbrances except for those Permitted Encumbrances;

(e)	the Property is properly and accurately described in Schedule “A” hereto and is in good standing under the laws of the jurisdiction in which the Property is located.;

(f)
this Agreement has been duly authorized, executed and delivered by the Optionors and constitutes a valid and binding obligation of the Optionors enforceable against the Optionors in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and except as limited by the application of equitable principles when equitable remedies are sought; and

(g)	the Optionors shall, during the Option Period:

(i)	promptly provide the Optionee with any and all notices and correspondence from Government or Regulatory Authorities in respect of the Property;

(ii)	co-operate with the Optionee in obtaining any permits or licences required by authorities in the jurisdictions in which the Property is situated;

(iii)	not do or permit or suffer to be done any act or thing which would or might in any way adversely affect the rights of the Optionee hereunder.

2.2.           Representations, Warranties and Covenants of the Optionee.  The Optionee represents, warrants and covenants to the Optionors that:

(a)
the Optionee is a corporation to be duly incorporated, organized and subsisting under the laws of Belize with the corporate power to own its assets and will register the required documentation, if required,  to carry on its business in the jurisdiction in which the Property is located;

(b)
the Optionee has all necessary power and authority to own or lease its assets and carry on its business as presently carried on, to carry out its obligations herein and to enter into this Agreement and any agreement or instrument referred to in or contemplated by this Agreement and to do all such acts and things as are required to be done, observed or performed by it, in accordance with the terms of this Agreement and any agreement or instrument referred to in or contemplated by this Agreement;

(c)
the execution, delivery and performance of this Agreement by the Optionee, and the consummation of the transactions herein contemplated will not (i) violate or conflict with any term or provision of any of the articles, by-laws or other constating documents of the Optionee; (ii) violate or conflict with any term or provision of any order of any court, Government or Regulatory Authority or any law or regulation of any jurisdiction in which the Optionee’s business is carried on; or (iii) conflict with, accelerate the performance required by or result in the breach of any agreement to which it is a party or by which it is currently bound;

(d)
this Agreement has been duly authorized, executed and delivered by the Optionee and constitutes a valid and binding obligation of the Optionee enforceable against the Optionee in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and except as limited by the application of equitable principles when equitable remedies are sought;

(e)
the Optionee shall promptly apply for and use it reasonable best efforts to obtain all approvals, orders or acceptances required in connection with this Agreement, including, but not limited to those required by the Exchange, any Government or Regulatory Authorities, the shareholders of the Optionee and the Agency; and the Optionee shall deliver to the Optionors copies of all such approvals, orders and acceptances, as the case may be, forthwith upon receipt of them by the Optionee; and

(f)	the Optionee shall, during the Option Period:

(i)	promptly provide the Optionors with any and all notices and correspondence from Government or Regulatory Authorities in respect of the Property;

(ii)	co-operate with the Optionors in obtaining any permits or licences required by authorities in the regions which have authorization over the Property;

(iii)	deliver to the Optionors, from time to time, copies of any and all geological reports and assay results that pertain to the Property, within thirty (30) days of receipt of the aforementioned data;

(iv)	not do or permit or suffer to be done any act or thing which would or might in any way adversely affect the rights of the Optionors hereunder; and

(v)	maintain its corporate existence.

2.3.           Reliance and Survival.  The representations, warranties and acknowledgements set out in this Section 2 have been relied on by the parties in entering into this Agreement.  All representations and warranties made herein will survive the delivery of this Agreement to the parties and the completion of the transactions contemplated hereby and, notwithstanding such completion, will continue in full force and effect for the benefit of the parties to whom they are provided, as the case may be, indefinitely.

3.           Grant of Option

3.1.           Grant of Option. The Optionors grant to the Optionee an exclusive option (the “Option”) with respect to the Property, for the period commencing on the Effective Date and expiring on such date as the payments under 3.2 herein are paid or this Agreement is earlier cancelled, subject to Sections 3.7 and 5 herein, to acquire an undivided seventy-five (75%) percent interest in the Property. This right may be exercised by providing notice to the Optionors as provided in Section 9.

3.2.           Consideration. In consideration of the grant of the Option, the Optionee shall issue to the Optionors the cash payments on the terms as follows:

(i)
$300,000 cash payment, receipt of which is hereby acknowledged by Optionors, of which $200,000 is paid for outstanding government fees for the Property and $100,000 is paid as consideration for this Option;

(ii)	$400,000 cash payment within 30 days of the Effective Date;

(iii)	$250,000 cash payment within 90 days of the Effective Date;

(iv)	$250,000 cash payment within 150 days of the Effective Date;

(v)	$750,000 cash payment on or before June 30, 2013;

(vi)	$750,000 cash payment on or before June 30, 2014.; and

(vii)	$5,000,000 cash payment to be made from net proceeds of Production pursuant to the terms below in Section 3.3.

3.3.           Right to Production. Until such time as the Optionee shall have commenced Production on the property, the Optionors shall have  all rights to production.  Upon the Optionee commencing Production, which shall be defined as the commencement of the processing of Minerals from mills to be constructed by the Optionee, then the net proceeds from Production shall be split as to two-thirds (2/3) to the Optionee and one-third (1/3) to the Optionors until the Optionors shall have received $5,000,000 as defined in 3.2 (vii) above, at which time the Optionors will revert to a twenty-five (twenty-five%) percent carried interest whereby, the Optionee will receive twenty-five (25%) of the net proceeds from Production for the life of the project, which may sold, transferred or assigned. The Optionee shall be appointed Operator and shall have the right to work on the Property, and to permit any other person or persons as it may in its sole discretion decide to, enter on and conduct the Mining Operations on the Property as the Operator may decide. The Operator shall have quiet possession during the Option Period with full power and authority to the Operator, its servants, agents, workers or contractors, to carry on Mining Operations in searching for minerals in such manner as the Operator may determine, including the right to erect, bring and install on the Property all buildings, plant, machinery, equipment, tools, appliances or supplies as the Operator shall deem necessary and proper and the right to remove therefrom reasonable quantities of rocks, ores and minerals and to transport them for the purposes of sampling, metallurgical testing and assaying. The Operator shall conduct all Mining Operations in a careful and miner-like manner and in compliance in all material respects with all Acts, regulations, by-laws, orders and judgments and all applicable directives, rules, consents, permits, orders, guidelines and policies of any Government or Regulatory Authority with jurisdiction over the Property.   The Operator shall agree, with the commencement of mineral processing or earlier on mutual consent and up to such time as the interest in the Property is earned by the Optionor, to retain the services of Gunter Stromberger as field supervisor  at a fee of $25,000 per month to commence with the commencement of operations by the Operator.

3.4.           Maintenance of the Option.  In order to maintain in force the Option granted to it, and to exercise the Option, the Optionee must:

(a)	incur Expenditures in an aggregate amount of $20,000,000 over a period of three (3) years from the execution date of this Agreement as follows:

(i)
$10,000,000  to be placed in trust with the Optionee for expenditure on the Property within 90 days of execution of this Agreement to be fully expended within eighteen (18) months of the Effective Date of this Agreement;

(ii)	$10,000,000 to be expended on or before three years from the execution date of this Agreement;

(b)
during the Option Period, keep the Property in good standing by paying all taxes, assessments and other charges and by doing all other acts and things that may be necessary in that regard, which payments shall be made from the Expenditures as detailed in 3.4 above.

3.5           Lapse or acceleration of Option. In addition to the provisions of termination set out in Section 5 herein, the Optionee may let the working right and Option lapse by failing to incur Expenditures or perform any of the obligations set out in Section 3.4, provided only that the Optionee’s obligations under Section 5.3 are satisfied.  Further, the Optionee may accelerate any or all of the Expenditures.

3.6           Management Committee.  The Parties to this Agreement shall form a management committee immediately upon the funding under 3.4(a)(i) being placed in trust.  The Optionors shall appoint one representative and one alternate representative to the Management Committee and the Optionee shall appoint three representatives and three alternative representatives to the Management Committee.  The alternate representatives may act for a party’s representative in his absence.

3.7           Mining Equipment.   Until such time as the Optionee shall earn its interest in the Property,  all buildings, plant, machinery, equipment, tools, appliances or supplies, shall be owned by the Optionee or its assigns, unless provided by a third party as contract Operator, and may be removed by the Optionee upon termination of this Option, if not earned.  Upon earning, all buildings, plant, machinery, equipment, tools, appliances or supplies, shall be owned by the Optionor and Optionee collectively in relation to their respective ownership percentages and shall only be removed with the mutual consent of the Parties.

3.8           Earned Interest.  Upon the required cash payments as defined in 3.2 and the completion of the expenditures on the Property as defined in 3.4  above, the Optionee shall earn and be assigned an irrevocable seventy-five percent (75%) interest in and to the Property.

3.9           Agency. Subject to and in accordance with this Agreement the  Optionee or his assignee, as agent for the Optionee shall conduct the Mining Operations contemplated by this Agreement.   For greater certainty, the Optionee shall remain liable as principal under this Agreement, notwithstanding the appointment of an agent for the purpose of conducting the Mining Operations.

4.           Optionee Conduct

4.1.           Maintenance of Property. During the Option Period, the Optionee shall carry out sufficient assessment work to maintain the Property in good standing and pay all taxes, assessments and other charges lawfully levied or assessed against the Property, which expenditures shall be covered in the Expenditures defined in 3.4(a)  above. The Optionors shall transmit promptly to the Optionee any notices pertaining to the taxes, assessments and other charges.

4.2.           Abandonment. The Optionee may at any time, during the Option Period, abandon any one or more of the concessions which comprise the Property. The Optionee shall give the Optionors notice in writing of any abandonment. If any of the concessions comprising the Property are abandoned (including the termination of this Option Agreement without the Optionee having exercised the Option), the Optionee will retransfer such concessions to the Optionors (if they are then in the name of the Optionee), which shall be in good standing for a period of at least ninety days from the notice of abandonment.

4.3.           Assessments. The Optionee shall, during the Option Period, in consultation with the Optionors, file, in whole or in part, the assessment credits as may become available from Mining Operations conducted on the Property during the Option Period. If the Optionee and Optionors do not agree on the assessment credits to be filed, the Optionee's decision shall prevail.

4.4.           Insurance.

(a)
The Optionee shall provide, maintain and pay for the following insurance which costs shall be covered in the Expenditures defined in 3.4(a) above.  Said insurance shall be placed with an insurance company or companies and in a form as may be acceptable to the Optionors:

(i)
comprehensive general liability insurance protecting the Optionee and Optionors and their respective employees, agents, contractors, invitees and licencees against damages arising from personal injury (including death) and from concessions for property damage which may arise directly or indirectly out of the operations of the Optionee and Optionors under this Agreement, including coverage for liability arising out of products, whether manufactured or supplied by the Optionee and Optionors, completed operations, contingent employer's liability and contractual liability, and

(ii)
automobile insurance on the Optionee's owned and non-owned vehicles, if any, protecting the Optionee and its employees, agents, contractors, invitees and licencees against damages arising from bodily injury (including death) and from concessions for property damage arising out of the operations of the Optionee and Optionors under this Agreement.

(b)	Each policy of insurance contemplated in this Section shall:

(i)	be in an amount which is not less than $1,000,000 inclusive of any one occurrence;

(ii)	and the policy of insurance referred to in Section 4.4(a)(i) shall:

1.	include a standard form of cross-liability clause;

2.	contain a clause waiving the insurer's right of subrogation against the Optionors; and

3.	indicate that the insurer will give the Optionors thirty days' prior written notice of cancellation or termination of the coverage.

(c)	The Optionee shall provide the Optionors with such evidence of insurance as the Optionors may request.

4.5.           Access. The Optionee shall, during the Option Period, submit to the Optionors periodic progress reports of Mining Operations completed on the Property, which reports shall be submitted not less than quarterly on an annual basis and shall provide the Optionors with access to all records, data and information relating to the Property which is in the possession of the Optionee. The Parties to this Agreement, acknowledge and agree that the Optionors shall have the right at all times to enter upon the Property at their own risk and expense and that prior to the commencement of Mining Operations by the Optionees, the Optionors shall have the right to undertake such Mining Operations as currently being undertaken or as the Optionors may determine suitable.

4.6.           Environmental Matters. During the Option Period, the Optionee shall:

(a)
receive, handle, use, store, treat, ship and dispose of any and all environmental contaminants (as established from time to time by applicable legislation or regulation or by-law) in strict compliance with all applicable environmental, health or safety laws, regulations, order or approvals; and will remove prior to the lapse or termination of the Option, from and off the Property all environmental contaminants.

(b)
not release into the environment, or deposit, discharge, place, or dispose of at, on or near the Property any hazardous or toxic materials, substances, pollutants, contaminants or wastes as a result of the mining operations conducted by it; and

(c)	not use the Property, not permit any other person to use the Property as a landfill or waste disposal site.

4.7.           Environmental assessment. Whenever requested by the Optionors, the Optionee shall provide the Optionors with access, during reasonable business hours and on reasonable prior notice, to the Property for the purpose of conducting an environmental assessment of the Property, provided that the assessment is conducted in a manner that will not unreasonably interfere with the Optionee’s operations. The environmental assessment shall be at the Optionors’s sole expense. If the environmental assessment conducted by the Optionors reveals any release of hazardous substances on or under the Property that, in the opinion of the Optionors, acting reasonably, occurred after the date hereof, then the Optionors may give written notice to the Optionee of remedial measures as the Optionors may, based on the results of the environmental assessment, consider necessary, which measures the Optionee shall, at its expense, promptly undertake. If the Optionee fails to undertake diligently the remedial measures specified by the Optionors within 60 days of the receipt of notice, the Optionors may undertake such remedial measures and the Optionee shall be liable to the Optionors for any such costs related thereto.

5.           Termination

5.1.           Termination. The Option and this Agreement shall automatically terminate and be of no force and effect if, during the Option Period:

(a)
the Optionee is in default in any material respect of any term or condition of this Agreement and fails to cure such default within thirty (30) Business Days of receiving notice from the Optionors specifying the particulars of such default;

(b)
the Optionee fails to carry out the assessment work or pay the taxes, assessments and other charges described in Section 3.4 and fails to cure such default within 30 days of receiving notice from the Optionors specifying the particulars of such default; or

(c)	the Optionee fails to file the required assessment credits in respect of the Mining Operations in a timely manner, as prescribed herein and by the jurisdiction to which fees must be paid.

5.2.           Any termination under this Section shall occur automatically, without any further action by the Optionors, pursuant only to the notice provisions provided herein.

5.3.            Payments and Expenditures by Optionee. Any and all monies paid to Optionors pursuant to the terms of this Agreement, shall not be refundable in the case of Termination, Surrender or Default.

5.4.           Surrender of Rights.  Subject to Section 5.4, the Optionee may at any time during the Option Period give the Optionors written notice of its intentions to surrender all of its rights hereunder, whereupon the Option and this Agreement shall terminate and the working right herein shall lapse.

5.5.           Obligations on Termination.  Notwithstanding any other provisions of this Agreement, in the event of lapse, termination or surrender of the Option and termination of this Agreement, the Optionee shall:

(a)
ensure that any concessions or map designated units comprising the Property are in good standing for a period of at least 90 days from the lapse, termination or surrender of the Option and/or this Agreement, as the case may be, and upon request of the Optionors, retransfer the Property to the Optionors (if it is then in the name of the Optionee) free and clear of all Encumbrances;

(b)
ensure that the Property is in at least the same state concerning environmental and hazardous conditions as the Property was on the date of this Agreement and that it is free and clear of all liens, concessions and encumbrances that may have been created by the Optionee;

(c)
deliver to the Optionors any and all reports, maps, assessment reports and maps, samples, assay results, drill cores, data and other information of any kind whatsoever pertaining to the Property or related to Mining Operations which have not been previously delivered to the Optionors;

(d)
remove all materials supplies and equipment from the Property; provided however, that the Optionors may at the cost of the Optionee, dispose of any such materials, supplies or equipment not removed from the Property within 90 days of receipt of such notice by the Optionee; and

(e)	not engage in any form of conduct, or make any statements or representations that disparage or may disparage or otherwise harm the Optionors’s reputation, good will or commercial interest.

5.6.           Survival of provisions. The Optionee and Optionors shall remain liable to one another for all concessions, matters, demands and causes of action arising prior to the termination of this Agreement that relate in any way to the provisions of this Agreement, and in particular, without limiting the generality of the foregoing, the provisions of Section 6 and section 3.2 of this Agreement shall survive any termination of this Agreement.

6.           Indemnification

6.1.           Indemnity.

(a)
The Optionee shall and does hereby indemnify and save the Optionors harmless from and against all losses, liabilities, concessions, demands, damages, expenses, suits, injury or death in any way referable to Mining Operations conducted by or on behalf of the Optionee after the date hereof; provided that the Optionors shall not be indemnified for any loss, liability, claim, demand, damage, expense, suit, injury or death resulting from the negligence or wilful misconduct of the Optionors or its employees, agents or contractors. For further clarity, the parties intend that the Optionee shall be responsible for all liabilities, known or unknown, contingent or otherwise, which were incurred or arose during the Option Period, relating to or arising out of:

(i)	the conduct of activities in, on or under the Property;

(ii)	the environmental protection, clean-up, remediation, and reclamation of the Property including, but not limited to, the obligations and liabilities arising out of or related to:

1.	the disturbance or contamination of land, water (above or below surface) or the environment by exploration, mining, processing or waste disposal activities;

2.
any failure to comply with all past, current or future governmental or regulatory authorizations, licenses, permits, and orders and all non-governmental prohibitions, covenants, contracts and indemnities;

3.
any act or omission causing or resulting in the spill, discharge, leak, emission, ejection, escape, dumping or release of hazardous or toxic substances, materials, or wastes as defined in any federal, provincial, or local law or regulation in connection with or emanating from the Property; and

4.
the long-term reclamation and remediation of the Property and the care and monitoring of the Property, and the posting and maintaining of bonds or other financial assurances required in connection therewith.

(b)
Each party hereto shall indemnify and save harmless the other, as well as its officers, directors and shareholders, from and against any and all concessions, losses, liabilities, damages, fees, fines, penalties, interests, deficiencies, costs and expenses, of any nature or kind whatsoever (collectively, the “Concessions”), arising by virtue or in respect of any breach of covenant contained herein or failure to comply with any provision herein, or any inaccuracy, misstatement, misrepresentation or omission made by such party in connection with any matter set out herein, and any and all actions, suits, proceedings, demands, concessions, costs, legal and other expenses related or incidental thereto.

(c)
Notwithstanding any other provision of this Agreement and any termination of this Agreement, the indemnities provided herein shall remain in full force and effect until all possible liabilities of the persons indemnified thereby are extinguished by the operation of law and will not be limited to or affected by any other indemnity obtained by such indemnified persons from any other person.

(d)
No investigation made by or on behalf of either of the parties hereto at any time shall have the effect of waiving, diminishing the scope of or otherwise affecting any representation, warranty or covenant made by the other party herein or pursuant hereto.  No waiver by either of the parties hereto of any condition herein, in whole or in part, shall operate as a waiver of any other condition herein.

7.           Force majeure

7.1.           Force majeure. Notwithstanding anything contained in this Agreement to the contrary, if any party is prevented from or delayed in performing any obligation under this Agreement and failure is occasioned by any cause beyond its reasonable control, excluding only lack of finances then, subject to Section 7.2, the time for the observance of the condition or performance of the obligation in question shall be extended for a period equivalent to the total period the cause of the prevention or delay persists or remains in effect regardless of the length of the total period.

7.2.           Notice. Any party claiming suspension of its obligations shall promptly notify the other party to that effect and shall take all reasonable steps to remove or remedy the cause and effect of the force majeure described in the notice in so far as it is reasonably able so to do and as soon as possible; provided, that the terms of settlement of any labour disturbance or dispute, strike or lock-out shall be wholly in the discretion of the party claiming suspension of its obligations by reason thereof; and that party shall not be required to accede to the demands of its opponents in any labour disturbance or dispute, strike or lock-out solely to remedy or remove the force majeure thereby constituted.

7.3.           Extension. The extension of time for the observance of conditions or performance of obligations as a result of force majeure shall not relieve the Optionee from its obligations to keep the Property in good standing, and to issue the Payment Shares within the prescribed periods.

8.           Financial Reporting

8.1.           Audit. An audit shall be prepared annually by the Optionee.  Each annual audit shall be final and not subject to adjustment unless the Optionors delivers to the Optionee written exceptions in reasonable detail within six months after the Optionors receives the report.  The Optionors shall not have access to any books and records of the Optionee.  The audit shall be conducted by an independent chartered or certified public accountant of recognized standing.  The Optionor shall have the right to conditional access to its books and records on execution of a written agreement by the auditor that all information will be held in confidence and used solely for purposes of audit and resolution of any disputes related to the Report.  A copy of the Optionors’s report shall be delivered to the Optionee upon completion, and any discrepancy between the amount actually paid by the Optionee and the amount which should have been paid according to the Optionors’s report shall be paid in a timely manner, one party to the other.  If the discrepancy requires a payment to the Optionors of an amount in excess of 10% of the amount which was paid to the Optionors for the audited period, the entire cost of the audit shall be borne by the Optionee, and the Optionee shall reimburse the Optionors accordingly; otherwise, the Optionors shall bear the entire cost of the audit.

8.2.           No restriction on staking.  Nothing contained in this Agreement shall have the effect of restricting in any way the entitlement of the Optionors or the Optionees to stake or otherwise acquire, directly or indirectly, interests and rights in MDUs and mining concessions, and licenses, leases, grants, concessions, permits and patents relating to a mineral property.

8.3.           Title to Property. The title to the Property shall be recorded  upon the Optionee having complied with all of the terms of this Agreement under Section 3 of this Agreement in each of the names of the Optionors and Optionee as to their respective undivided interests.  The twenty-five (25%) percent held by the Optionors shall be a net carried interest with no obligation to contribute further funds for any operations.

9.           Notices & Payments

9.1.           Notice.  Any demand, notice or other communication (the “Notice”) to be made or given in connection with this Agreement shall be made or given in writing and may be made or given by personal delivery, electronically with confirmation of receipt or facsimile addressed to the recipient at the addresses or facsimile numbers of the parties provided on the first page of this Agreement or such other address or individual as may be designated by notice by any party to the other.  Any Notice made or given by personal delivery shall be conclusively deemed to have been given on the day of actual delivery thereof, and if made or given by facsimile, on the day, other than a day which is not a Business Day, following the day it was sent.  Any notification by electronic means shall be sent with “return receipt requested” as proof of delivery.

9.2.           Payments.  Payments hereunder shall be made addressed to the recipient at the addresses of the recipient parties provided on the first page of this Agreement or such other address or individual as may be designated by notice by the recipient party in accordance with Section 9.1.  If any payment herein becomes due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day.

10.           Public Announcements

10.1.           Public Announcements.  The Optionee shall not, without the prior consent of the Optionors, make any disclosure regarding the existence, purpose, scope, content, terms or conditions of this Agreement or other agreements relating thereto save to the extent such disclosure comprises information substantially already publicly available or unless it is necessary for any party to make such disclosure in order to comply with a statutory obligation or the requirements of a competent government or statutory agency or Regulatory Authority; provided that, where practicable, a copy of any proposed announcement or statement shall be furnished to the Optionors in advance of the proposed date of publication, and the Optionee shall make every reasonable effort to incorporate the Optionors’s comments prior to dissemination.

11.           General Provisions

11.1.           Entire Agreement.  This Agreement, including all the Schedules hereto, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes any and all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties and there are no warranties, representations or other agreements among the parties in connection with the subject matter hereof except as specifically set forth herein and therein. Each party acknowledges that this Agreement is entered into after full investigation and that no party is relying on any statement or representation made by any other which is not embodied in this agreement. Each party acknowledges that it shall have no right to rely on any amendment, promise, modification, statement or representation made or occurring subsequent to the execution of this Agreement unless it is in writing and executed by each of the parties.   Each party further acknowledges that they shall enter into an agreement, drafted to comply with the laws of the Country of Chile  which shall substantially follow all of the terms of this Agreement, unless any of the terms are in conflict with the laws of the Country of Chile, in which case such sections of this Agreement may be amended or deleted.

11.2.           Authority.   Each party represents and warrants to the other party that it has the authority to enter into this Agreement and that execution and delivery of this Agreement has been duly approved by resolution of the board of directors.  Each individual (the “Authorized Signatory”) executing this Agreement on behalf of each party represents and warrants that he or she is duly authorized to execute and deliver this Agreement on behalf of said party.

11.3.           Assignment of Interest.  Neither the Optionee or the Optionors may sell, transfer or otherwise dispose of all or any portion of its interest in and to the Property and this Option Agreement without the prior written consent of the other party, being the Optionors and Optionee respectively, which consent may not be unreasonably withheld.  The Parties to this Agreement acknowledge that this Agreement may be assigned by the Optionors to a Company formed by the Optionors and the Optionee may also assign this Agreement to a Company incorporated in Chile, which may further assign rights to companies to obtain the required financing.  Each Assignee shall agree to be bound by the terms of this Agreement.

11.4.           First Right of Refusal.  The Optionors shall grant to the Optionee the first right of refusal to purchase or option the Optionors’s interest in the Property on terms which shall have been offered by any third party.  The Optionors shall give notice to the Optionee of his intent to sell and the Optionee shall have 60 days to meet the terms of the agreement to sell and to pay any consideration required thereunder.

11.5.           Right to Purchase.  In the event of Optionors’s insolvency or bankruptcy, the Optionee shall have the right to purchase at fair market value, based on an independent third party appraisal, the Optionors’s interest and rights to the Property.

11.6.           Encumbrances. During the Option Period, neither the Optionors nor the Optionee shall grant an Encumbrance, other than a Permitted Encumbrance, in their respective interest in the Property.

11.7.           Confidentiality of information. During the Option Period, the Parties shall keep all information and data concerning or derived from the Mining Operations confidential and, except to the extent required by law, regulation or policy of any Regulatory Authority, or in connection with the filing of an annual information form or a prospectus by the Optionee or any of its Affiliates, no information derived from the Mining Operations shall be disclosed to any person other than an Affiliate without the prior consent of the Parties, which consent shall not unreasonably be withheld or delayed. Each party shall, where practicable, use reasonable commercial efforts to cause the text of any news releases or other public statements which a party desires to make with respect to the Property to be made available to the other party prior to publication and the other party shall have the right to make suggestions for changes therein.

11.8.           Waiver.  The failure of a party in any one or more instances to insist upon strict performance of any of the terms of this Agreement or to exercise any right or privilege arising under it shall not preclude it from requiring by reasonable notice that any other party duly perform its obligations or preclude it from exercising such a right or privilege under reasonable circumstances, nor shall waiver in any one instance of a breach be construed as an amendment of this Agreement or waiver of any later breach.

11.9.           Enurement. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

11.10.           Further Assurances.  The parties hereto shall from time to time at the request of any of the other parties hereto and without further consideration, execute and deliver all such other additional assignments, transfers, instruments, notices, releases and other documents and shall do all such other acts and things as may be necessary or desirable to assure more fully the consummation of the transactions contemplated hereby.

11.11.           Time.  Time shall be of the essence of this Agreement.

11.12.           Expenses. Each party shall be responsible for its own expenses in connection with negotiating and settling this Agreement.

11.13.           Amendment.  This Agreement may be amended or varied only by agreement in writing signed by each of the parties.

11.14.           Arbitration.

(a)
If there is a dispute between the parties with respect to this Agreement, or the interpretation of this Agreement, the Optionee and the Optionors shall, firstly, be obligated to use best efforts to reconcile and settle each and every dispute.  In the event that a settlement or agreement cannot be reached between the parties, the aggrieved party (“Claimant”) shall, pursuant to Section 10.1 herein, deliver an arbitration notice (“Arbitration Notice”) to the other party (the “Respondent”) detailing the nature of the dispute, the facts and the relevant evidence.  Within 7 days that the Respondent receives the Arbitration Notice, each of the Claimant and the Respondent shall appoint a nominee.  The two nominees so appointed shall, within 21 days of the date of the Arbitration Notice, in turn select a single arbitrator (the “Arbitrator”) to settle all matters arising from the dispute.  In the event that either the Claimant or Respondent, or their selected nominees, fail to appoint the Arbitrator within the prescribed periods, the party in default of the time provisions shall automatically accept the arbitrator selected by the party not in default, as being the Arbitrator to settle all matters arising from the dispute.

(b)
The Claimant shall deposit with the Arbitrator a full and complete formal statement of claim, which shall not be subject to amendment at any time during the arbitration process unless otherwise permitted by the Arbitrator, within 30 days of the date that the Arbitrator was selected.  Unless otherwise required by the Regulatory Authorities, neither the Claimant nor the Respondent shall announce publicly the alleged concessions or dispute until such time as a formal statement of claim has been deposited with the Arbitrator.

(c)
Each of the Claimant and the Respondent shall jointly instruct the Arbitrator to create an arbitration protocol in a timely manner dealing with the timing and procedures (including security for costs) of all matters that are subject to the dispute, taking into consideration: (i) the fact that each of the Claimant and the Respondent are reporting issuers, as that term is described in applicable securities legislation, and; (ii) the seasonality of the Mining Operations and what correlative effects the process may have on logistics.

(d)
The award made by the Arbitrator shall be final and binding upon the parties, and shall in all respects be kept and observed.  The Arbitrator shall have the authority to award and direct that the parties, or either of them, execute and deliver such releases, conveyances, deeds, assurances and other documents as the Arbitrator thinks fit, and these releases, conveyances, deeds, assurances and other documents shall be executed and delivered accordingly

(e)
All costs of the arbitral proceedings shall be in the discretion of the Arbitrator who may direct to and by whom, and in what manner, (including allocation between the parties) the costs or any part of them shall be paid, it being the intention of the parties that the first principle in the exercise of the Arbitrator’s discretion shall be that the costs of the arbitral proceedings shall follow the event of the award.  The costs of the arbitral proceedings and the award shall include, but not be limited to, the sum of (i) the Arbitrator’s fees and applicable taxes, (ii) all actual, reasonable legal fees and disbursements of the Arbitrator and the parties to the dispute, and (iii) a sum equal to the product of $200 multiplied by the number of days in the period commencing on the date that is 90 days prior to the date of the arbitral hearing (or trial) and ending on the last date of such hearing or trial.

(f)
The Arbitrator may proceed ex parte in case either party, or any of their witnesses, shall at any time neglect or refuse to attend the arbitration proceedings after 7 days’ notice in writing under the hand of the Arbitrator given to each party or to the parties’ solicitor, unless the party, prior to the time fixed to attend, presents to the Arbitrator what the latter considers sufficient cause for failure to attend.

(g)
The Arbitrator and any nominee under Subsection 12.11(a) must be a resident of Chile and either of a practising notary, lawyer, advocate, accountant, professor, in the Country of Chile, or a retired justice of any of the courts of Chile.  An Arbitrator selected outside of the jurisdiction of Chile may only be effective if agreed to in writing by each of the Claimant and the Respondent. The language to be used in the arbitral proceedings shall be English.

(h)	Any award made by the Arbitrator may, at the instance of either of the parties to the dispute and without notice to the other of them, be made an Order of the Courts of Chile.

11.15.           Governing Law and Attornment.  This Agreement shall be governed by and interpreted in accordance with the laws of Chile applicable therein and the parties hereby irrevocably attorn to the jurisdiction of the Courts of the country of Chile.  For the purpose of all legal proceedings, this Agreement shall be deemed to have been executed in the country of Chile and the courts of the country of Chile shall have exclusive jurisdiction to entertain any action arising under this Agreement

11.16.           Language.  It is the express wish of the parties hereto that this Agreement, if required, and all documents drafted pursuant to Chilean laws and as contemplated hereby shall be drawn up in English and Spanish.

11.17.           Counterparts.  This Agreement may be executed by facsimile and in as many counterparts as are necessary and shall be binding on each party when each party hereto has signed and delivered one such counterpart.  When a counterpart of this Agreement has been executed by each party, all counterparts together shall constitute one agreement.

REST OF PAGE INTENTIONALLY LEFT BLANK

THE PARTIES, intending to be contractually bound, have entered into this Agreement as of the date set out on the first page.

MID AMERICAS CORP. By: (Authorized Signatory)
GUNTER STROMBERGER	WITNESSED BY Name:
ELSA DORILA DUARTE HORTA	WITNESSED BY Name:

SCHEDULE “A”

To an Agreement made as of April 23, 2012
by and between Gunter Stromberger, Elsa Dorila Durante Horta and Mid Americas Corp.

Property description to be provided by Legal Counsel to the Optionors pursuant to a due diligence review

Schedule  “B”
Amendment No. 1

ADDENDUM TO MINING OPTION AGREEMENT (Algarrobo Property)

THIS ADDENDUM made as of July 27,  2012 (the "Addendum")

BY AND BETWEEN

GUNTER STROMBERGER, an individual with an address ofYerbas Buenas 460, Piso 2
Copiap6, Chile.

ELSA  DORILA DUARTE HORTA, an individual with an address of Yerbas Buenas
460, Piso 2 Copiap6, Chile.

SLM  ROBLE 5  UNO  DE  SIERRA ALGARROBO;   SLM  ROBLE SA  UNO  DE SIERRA ALGARROBO; SLM  ROBLE 5B UNO DE SIERRA ALGARROBO; SLM ROBLE 5C  UNO  DE  SIERRA ALGARROBO; SLM  ROBLE 2 UNO  DE  SIERRA ALGARROBO; SLM  ROBLE 2A UNO DE SIERRA ALGARROBO;  SLM  ROBLE 2B UNO  DE SIERRA ALGARROBO;    SLM  ROBLE 3 UNO  DE  SIERRA ALGARROBO; SLM  ROBLE  4 UNO DE SIERRA ALGARROBO; SLM  ROBLE  4A UNO DE SIERRA ALGARROBO; and    SLM ROBLE 4B UNO DE SIERRA ALGARROBO each  of  the  above  a    Sociedad  Legal Minera  duly incorporated  and existing under the laws of Chile and represened herein by Gunter Stromberger and Elsa Dorila Duarte Horta and each having their address at Yerbas Buenas 460,  Piso 2 Copiap6, Chile. (the "SLMs")

And

MID  AMERICAS CORP. a company incorporated pursuant to the laws of Belieze and having its address as Cor 12 Baymen Avenue and Calle Al Mar, Belize City, Belize.
(the "Optionee")

BACKGROUND

A On April 23rd, 2012, the Optionee on the one hand, and  Gunter Stromberger and Elsa Dorila Duarte Horta on the other hand as optionors, executed an option agreement (the "Option Agreement") in relation to certain concessions identified at Schedule A of said Option Agreement.

B.  Due to the fact that certain of the concessions noted in Schedule A of the Option Agreement were in fact owned by and registered in the name of SLMs noted above and  were  not  directly  owned  by  and  registered  under  the  names  of  Gunter

Stromberger and/or Elsa Dorila Duarte Horta as originally noted in the Option Agreement, and in order to add certain additional clarifications to the Option Agreement, the parties hereto have executed the present amendment in order to make the corresponding clarifications.

C. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Agreement.

Therefore, in consideration of the mutual covenants and conditions contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

1.   Amendment of Definition of Optionor.

The Parties hereby expressly replace the definition of Optionor established on page 1 of the Option Agreement with the following: Optionor shall mean under the Option Agreement, Gunter Stromberger and each of the SLMs

2.       Amendment of Section 2.1 Representations and Warranties and Covenants o(the

Optionors

The following shall be added to Section 2.1 as Section 2.1 (h)

"Each of the SLMs are duly incorporated and in good standing under the laws of Chile. Gunter Stromberger and Elsa Dorila Duarte Horta are the sole shareholders of the SLMs. and have the good and sufficient authority to represent and act on behalf of the SLMs. "

3.   Amendment of Section 3.2  Consideration

The following shall be added as the final sentence of section 3.2.

"Each of the payments noted at points (i) to (vii) ofthis Section 3.2, shall be made by the Optionee to the Optionor  as follows.  33.3 % of said consideration shall be paid to Gunter Stromberger and the remaining 66.6% shall be divided into 11 equal sums to be paid to each of the SLMs"

4.  Amendment of Section 3.4 Maintenance of Option

The following shall be added as letter (c) of section 3.4.

"All sums paid to the Optionors under subsections (i) to (vi) of Section 3.2 of this Agreement shall be understood to be Expenditures under section 3.4 of this Agreement and therefore shall be expressly considered as part of the Expenditures which the Optionee mustincur pursuant to said Section in order to maintain in force and exercise, the Option."

5.  Validity ofthe Option Agreement

The Option Agreement will be deemed amended to the extent herein provided, and, except as specifically amended hereby, will continue in full force and effect in accordance with its original terms. Both parties agree that this Amendment shall constitute an integral, nonseverable part of the Option Agreement and be governed by its provisions including its dispute resolution provisions, except that if the Agreement and this Amendment have specific provisions that are inconsistent, the specific provisions contained in this Amendment shall govern.

The Parties intending to be bound have entered into this Amendment on the date set out on the fist page.

MID AMERICAS CORP.

(Authorized Signatory)

GUNTERSTROMBERGER	WITNESSED BY: Name:

ELSA DORILA DUARTE HORTA	WITNESSED BY: Name:

SLM ROBLE 5 UNO DE SIERRA ALGARROBO;
By:
Gunter Stromberger

By: ----------------
Elsa Dorila Duarte Horta

Witnessed By:
Name:

SLM ROBLE SA UNO DE SIERRA ALGARROBO;
By:
Gunter Stromberger

By: Elsa Dorila Duarte Horta

Witnessed By:
Name:

SLM ROBLE SB UNO DE SIERRA ALGARROBO;
By:
Gunter Stromberger

By:
Elsa Dorila Duarte Horta

Witnessed By:
Name:

SLM ROBLE 5C UNO DE SIERRA ALGARROBO; SLM ROBLE 2 UNO DE SIERRA ALGARROBO;

SLM ROBLE 2A UNO DE SIERRA ALGARROBO;
By:
Gunter Stromberger

By:-----------
Elsa Dorila Duarte Horta

Witnessed By:
Name:

SLM ROBLE 2B UNO DE SIERRA ALGARROBO;
By:
Gunter Stromberger

By:
Elsa Dorila Duarte Horta

Witnessed By:
Name:

SLM ROBLE 3 UNO DE SIERRA ALGARROBO;
By:
Gunter Stromberger

By:
Elsa Dorila Duarte Horta

Witnessed By:
Name:

SLM ROBLE 4 UNO DE SIERRA ALGARROBO;
By:
Gunter Stromberger

By:
Elsa Dorila Duarte Horta

Witnessed By:
Name:

SLM ROBLE 4A UNO DE SIERRA ALGARROBO;
By:
Gunter Stromberger

By:
Elsa Dorila Duarte Horta

Witnessed By:
Name:

SLM ROBLE 4B UNO DE SIERRA ALGARROBO

By:
Gunter Stromberger

By:

Elsa Dorila Duarte Horta

Witnessed By:
Name:

Schedule “C”
Amendment No. 2

AMENDMENT TO MINING OPTION AGREEMENT
(Algarrobo Properties)

This AMENDMENT TO MINING OPTION AGREEMENT (“Amendment Agreement”) is entered into on September 27, 2012, by and between Gunter Stromberger and Elsa Dorila Duarte Horta  ( jointly the “Optionors””), having both address at Yerbas Buenas 460, Copiapo, Chile, and Mid Americas Corp. (the “Optionee”), having its offices at Cor 12 Baymen Avenue and Calle Al Mar, Belize City, Belize.

WHEREAS, this amendment is made to the Mining Option Agreement previously executed and dated April 23rd, 2012, by and between the Optionors and the Optionee.

NOW THEREFORE, it is mutually understood and agreed by and between the undersigned contracting parties to amend that previously executed agreement as follows:

Article 1 “Interpretation”, letter (d) , is amended to read:

“Effective Date” means October 1st 2012

Article 3, Paragraph 3.2 “Consideration” points (iii) and (iv), is amended to read:

(iii)           $250,000 cash payment at the Effective Date

(iv)           $250,000 cash payment within 60 days of the Effective Date

Article 3, Paragraph 3.4 “Maintenance of the Option”, letter (a) points (i) and (ii), is amended to read:

(a)	Incur Expenditures in an aggregate amount of $20,000,000 over a period of three (3) years from the Effective Date as follows:

(i)	$10,000,000 to be placed in trust with the Optionee for expenditure on the Property within 180 days from the Effective Date to be fully expended within 18 (18) months of the Effective Date.

(ii)	$10,000,000 to be expended on or before three years from the Effective Date

All other terms and conditions that are not hereby amended are to remain in full force and effect.

Duly executed by

MID AMERICAS CORP.

By: _______________________

Name:
Title:

GUNTER STROMBERGER

By: _______________________

ELSA DORILA DUARTE HORTA

By: _______________________